                                                                    EXHIBIT 10.3



                      KASTAR SATELLITE COMMUNICATIONS CORP.

                            SERIES A AND B PREFERRED

                            STOCK PURCHASE AGREEMENT

                                  MAY 26, 1999

                                TABLE OF CONTENTS

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                                                                                             ----
1.       Purchase and Sale of Stock............................................................1
         1.1      Sale and Issuance of Series A and B Preferred Stock..........................1
         1.2      First and Second Closings....................................................1

2.       Representations and Warranties of the Company.........................................2
         2.1      Organization, Good Standing and Qualification................................2
         2.2      Capitalization and Voting Rights.............................................2
         2.3      Subsidiaries.................................................................3
         2.4      Authorization................................................................4
         2.5      Valid Issuance of Preferred and Common Stock.................................4
         2.6      Governmental Consents........................................................5
         2.7      Offering.....................................................................5
         2.8      Litigation...................................................................5
         2.9      Proprietary Information Agreements...........................................6
         2.10     Patents and Trademarks.......................................................6
         2.11     Compliance with Other Instruments............................................6
         2.12     Agreements; Action...........................................................7
         2.13     Related-Party Transactions...................................................8
         2.14     Financial Statements.........................................................8
         2.15     Changes......................................................................9
         2.16     Tax Returns..................................................................9
         2.17     Permits.....................................................................10
         2.18     Environmental and Safety Laws...............................................10
         2.19     Disclosure..................................................................10
         2.20     Modification of FCC Authorization...........................................10
         2.21     Business Plan...............................................................11
         2.22     Registration Rights.........................................................11
         2.23     Corporate Documents; Minute Books...........................................11
         2.24     Title to Property and Assets................................................11
         2.25     Insurance...................................................................12
         2.26     Employee Benefit Plans......................................................12
         2.27     Labor Agreements and Actions................................................12
         2.28     Net Operating Loss Carryforward.............................................12
         2.29     Qualified Small Business Stock..............................................12
         2.30     Year 2000 Compliance........................................................13
         2.31     Eligibility to Hold Preferred Stock.........................................13

3.       Representations and Warranties of the Investors......................................13
         3.1      Authorization...............................................................13
         3.2      Purchase Entirely for Own Account...........................................14
         3.3      Disclosure of Information...................................................14
         3.4      Investment Experience.......................................................14
         3.5      Accredited Investor.........................................................14


                                       i.

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
         3.6      Restricted Securities.......................................................14
         3.7      Further Limitations on Disposition..........................................15
         3.8      Legends.....................................................................15
         3.9      Tax Advisors................................................................16
         3.10     Eligibility to Hold Preferred Stock.........................................16

4.       California Commissioner of Corporations..............................................16
         4.1      Corporate Securities Law....................................................16

5.       Conditions of Investor's Obligations at Closings.....................................16
         5.1      First Closing Conditions....................................................16
         5.2      Second Closing Conditions...................................................19

6.       Conditions of the Company's Obligations at Closings..................................20
         6.1      Representations and Warranties..............................................20
         6.2      Payment of Purchase Price...................................................20
         6.3      Qualifications..............................................................20
         6.4      Investor Rights Agreement...................................................20
         6.5      Voting Agreement............................................................20
         6.6      Right of First Offer Agreement..............................................21
         6.7      Televerde Voting Trust Agreement............................................21
         6.8      Kleiner Voting Trust.  Kleiner shall have executed and delivered the
                  Kleiner Voting Trust in substantially the form attached as Exhibit N........21

7.       Indemnification......................................................................21

8.       Miscellaneous........................................................................21
         8.1      Survival....................................................................21
         8.2      Successors and Assigns......................................................22
         8.3      Governing Law...............................................................22
         8.4      Titles and Subtitles........................................................22
         8.5      Notices.....................................................................22
         8.6      Finder's Fee................................................................22
         8.7      Expenses....................................................................22
         8.8      Amendments and Waivers......................................................23
         8.9      Effect of Amendment or Waiver...............................................23
         8.10     Severability................................................................23
         8.11     Aggregation of Stock........................................................23
         8.12     Entire Agreement............................................................23
         8.13     Counterparts................................................................24
         8.14     Attorneys' Fees.............................................................24

SCHEDULE A        Schedule of Investors
SCHEDULE B        Schedule of Exceptions
EXHIBIT A         Certificate of Incorporation

                                       ii.

                                                                                             Page
                                                                                             ----
EXHIBIT B         Investor Rights Agreement
EXHIBIT C         List of Stockholders
EXHIBIT D         Opinion of Counsel for the Company for First Closing
                  (Brownstein, Hyatt & Farber, P.C.)
EXHIBIT E         Opinion of Counsel for the Company for First Closing
                  (Rini, Coran & Lancellotta, P.C.)
EXHIBIT F         Opinion of Counsel for the Company for First Closing
                  (Harris, Wiltshire & Grannis LLP)
EXHIBIT G         Voting Agreement
EXHIBIT H         Right of First Offer Agreement
EXHIBIT I         Televerde Voting Trust Agreement
EXHIBIT J         Stock Purchase Agreement (Televerde Sale)
EXHIBIT K         Form of Indemnification Agreement
EXHIBIT L         Opinion of Counsel for the Company for Second Closing
                  (Brownstein, Hyatt & Farber, P.C.)
EXHIBIT M         Opinion of Counsel for the Company for Second Closing
                  (Rini, Coran & Lancellotta, P.C.)
EXHIBIT N         Kleiner Voting Trust


                                      iii.

                SERIES A AND B PREFERRED STOCK PURCHASE AGREEMENT


                  THIS SERIES A AND B PREFERRED STOCK PURCHASE AGREEMENT is made on the 26th day of May, 1999, by and among KaSTAR Satellite Communications Corp., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors").

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1. Purchase and Sale of Stock.

                  1.1 Sale and Issuance of Series A and B Preferred Stock.

                  (a) Subject to the terms and conditions of this Agreement, each Investor listed under the heading "First Closing" on Schedule A hereto agrees, severally, to purchase at the First Closing and the Company agrees to sell and issue to each Investor at the First Closing, that number of shares of the Company's Series A Preferred Stock set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon.

                  (b) Subject to the terms and conditions of this Agreement, each Investor listed under the heading "Second Closing" on Schedule A hereto agrees, severally, to purchase at the Second Closing and the Company agrees to sell and issue to each Investor at the Second Closing, that number of shares of the Company's Series B Preferred Stock set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon.

                  (c) In connection with the transactions contemplated hereby, KPCB Holdings, Inc. ("Kleiner") is purchasing 8,328,750 shares of the Company's Series A Preferred Stock from Televerde Communications L.P. ("Televerde") pursuant to that certain Stock Purchase Agreement (the "Televerde Purchase Agreement") dated as of the date hereof among Televerde, Kleiner, David Drucker and Walter Segaloff. In order to induce Kleiner to consummate the transactions contemplated by this Agreement and the Televerde Purchase Agreement, the Company has agreed that the representations in Section 2 below are being made to Kleiner both in connection with the transactions contemplated by this Agreement and the Televerde Purchase Agreement.

                  1.2 First and Second Closings.


                  (a) The purchase and sale of the Series A Preferred Stock to the Investors listed under the heading "First Closing" shall take place at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego, California 92101, at 10:00 A.M., on May 26, 1999, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the " First Closing").

                  (b) The purchase and sale of the Series B Preferred Stock to the Investors listed under the heading "Second Closing" shall take place at the offices of

Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego, California 92101, at 10:00 A.M. on a date no later than ten (10) days following the date on which (i) the Company receives the Federal Communications Commission's (the "FCC") approval of the transfer of control of the Company from Televerde to the Company's stockholders generally (in form and substance reasonably acceptable to the Investors and special counsel for the Investors) (the "FCC Approval") and (ii) the conditions set forth in Section 5.2 are satisfied, or at such other time and place as the Company and Investors acquiring the shares of Series B Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Second Closing"). The Company shall use reasonable efforts to obtain the FCC Approval promptly after the First Closing.

                  (c) At each Closing, the Company shall deliver to each Investor a certificate representing the Series A Preferred Stock or Series B Preferred Stock, as the case may be, that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer.

                  2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor (in connection with both the transactions contemplated hereby and by the Televerde Purchase Agreement) that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to each Investor and special counsel for the Investors prior to execution hereof and attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has provided special counsel to the Investors a certified copy of the Company's Certificate of Incorporation (the "Certificate"), including all amendments thereto, as in effect on the date hereof.

                  2.2 Capitalization and Voting Rights. The authorized capital of the Company, after giving effect to the First Closing, consists of:

                  (a) Preferred Stock. 81,116,645 shares of Preferred Stock, par value $.001 (the "Preferred Stock"), of which (i) 79,277,580 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), of which 72,043,500 shares are issued and outstanding, 8,328,750 shares of which will be sold pursuant to the Televerde Purchase Agreement and up to 6,921,250 shares of which will be sold pursuant to this Agreement at the First Closing and (ii) 1,839,065 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), up to 835,625 shares of which will be sold pursuant to this Agreement at the Second Closing. The rights, privileges and preferences of the Preferred Stock will be as stated in the Company's Certificate.

                  (b) Common Stock. 95,431,348 shares of common stock, par value $.001 ("Common Stock"), of which no shares are issued and outstanding.

                  (c) The outstanding shares of Series A Preferred Stock are owned by the stockholders and in the numbers specified in Exhibit C hereto immediately prior to the First Closing.

                  (d) The outstanding shares of Series A Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                  (e) Except for (i) the conversion privileges of the Series A Preferred Stock, (ii) the right of certain Investors to acquire shares of Series B Preferred Stock hereunder and the conversion privileges of the Series B Preferred Stock, (iii) the rights provided in Section 4 of that certain Investor Rights Agreement dated as of the date hereof among the Company and the Investors listed on Exhibit A thereto (the "Investor Rights Agreement") and (iv) currently outstanding options to purchase 7,234,079 shares of Series A Preferred Stock granted to employees pursuant to the Company's Stock Option Plan (the "Option Plan"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 14,314,703 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                  2.3 Subsidiaries. (a) The Schedule of Exceptions sets forth
(i) the name of each corporation, partnership, limited liability company or other entity in which the company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries"); (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors, or managers and members, of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.

                  (b) Each Subsidiary is duly organized, validly existing and in good standing under the laws of its state of organization. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has provided special counsel to the Investors with a certified copy of the charter documents of each subsidiary, including all amendments thereto, as in effect on the date hereof.

                  (c) The Company owns 100% of the outstanding equity interests of each of KaSTAR 109.2 Acquisition, LLC, a Colorado limited liability company and KaSTAR 73 Acquisition, LLC, a Colorado limited liability company.

                  2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this

Agreement, the Investor Rights Agreement, that certain Voting Agreement dated as of the date hereof among the Company, Televerde, DirectCom Networks, Inc. ("DirectCom") and Kleiner (the "Voting Agreement"), that certain Voting Trust Agreement dated as of the date hereof among the Company, Russell Siegelman and Televerde (the "Televerde Voting Trust Agreement") and that certain Right of First Offer and Co-Sale Agreement dated as of the date hereof among the Company, Kleiner, Televerde and DirectCom (the "Right of First Offer Agreement"), the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Series A Preferred Stock and Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock has been taken or will be taken prior to the First Closing. This Agreement, the Investor Rights Agreement, the Voting Agreement, the Televerde Voting Trust Agreement and the Right of First Offer Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

                  2.5 Valid Issuance of Preferred and Common Stock. The Series A Preferred Stock and Series B Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws. The Series A Preferred Stock that is being purchased by Kleiner under the Televerde Purchase Agreement, when issued, sold and delivered in accordance with the terms thereof for the consideration expressed therein will be duly and validly issued, fully paid and nonassessable and, to the knowledge of the Company, will be free of restrictions on transfer, other than restrictions on transfer under the Televerde Purchase Agreement and the Investor Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under the Televerde Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid and nonassessable and, to the knowledge of the Company, will be free of restrictions on transfer, other than restrictions on transfer under the Televerde Purchase Agreement and the Investor Rights Agreement and under applicable state and federal securities laws.

                  2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority on the part of the Company or any Subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder (the "Law"), which filing will be effected within the time prescribed by law, (ii) such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period and (iii) the FCC Approval prior to the Second Closing as contemplated by Section 1.2(b).

                  2.7 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series A Preferred Stock and Series B Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the qualification or registration requirements of the Law or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

                  2.8 Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company or any Subsidiary that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company or any Subsidiary, financially or otherwise, or any change in the current equity ownership of the Company or any Subsidiary (other than governmental proceedings affecting the satellite industry in general). Except for the Company's FCC authorizations and other orders of the FCC, all of which are generally publicly available (and all of the material provisions of which are publicly available), neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no FCC rule, regulation or order currently in effect that, to the Company's knowledge, would result in or require a material adverse change in the business or operations of the Company. There is no action, suit, proceeding or investigation initiated by the Company or any Subsidiary currently pending or that the Company or any Subsidiary intends to initiate.

                  2.9 Proprietary Information Agreements. Each employee, officer and consultant of the Company (other than outside counsel and accountants to the Company) or any Subsidiary has executed a Proprietary Information and Inventions Agreement, copies of which have been provided to special counsel to the Investors. Neither the Company nor any Subsidiary, after reasonable investigation, is aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its reasonable efforts to prevent any such violation.

                  2.10 Patents and Trademarks. To its knowledge, the Company and each Subsidiary possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received any notice of infringement upon or conflict with the asserted rights of others. The Company and each Subsidiary has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the development, manufacture and sale of its products. To its knowledge, the Company and each Subsidiary has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company or any Subsidiary. Neither the Company nor any Subsidiary is aware of any such independent development nor of any misappropriation of its Proprietary Information. Neither the Company nor any Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or any Subsidiary or that would conflict with the Company's or any Subsidiary's business. The Company does not believe it is or will be necessary to utilize any inventions of any of its or any of its Subsidiary's employees (or people it currently intends to hire) made prior to their employment by the Company or any Subsidiary.

                  2.11 Compliance with Other Instruments. Neither the Company nor any Subsidiary is in violation in any material respect of any provision of its Certificate or Bylaws, or Articles of Organization or Operating Agreement, as the case may be, nor, to its knowledge, in any material respect of any instrument, judgment, order, writ, decree, authorization, license or contract, statute, rule or regulation to which the Company or any Subsidiary is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company or any Subsidiary. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except as provided in Section 1.2(b) in connection with the FCC Approval, will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or any Subsidiary or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any Subsidiary, or its business or operations or any of its assets or properties.

                  2.12 Agreements; Action.

                  (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company or any Subsidiary and any of its officers, directors, affiliates or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any Subsidiary is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company or any Subsidiary, in excess of $10,000, other than obligations of, or payments to, the Company or any Subsidiary arising from purchase or sale agreements entered into in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any Subsidiary, (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's or any Subsidiary's products or services, or (iv) indemnification by the Company or any Subsidiary with respect to infringements of proprietary rights, other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                  (c) Neither the Company nor any Subsidiary has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock or other equity interests, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) Neither the Company nor any Subsidiary has engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company or any Subsidiary with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or any Subsidiary or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or any Subsidiary is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company or any Subsidiary.

                  (f) All of the contracts, agreements and instruments set forth on the Schedule of Exceptions pursuant to this Section 2.12 are valid, binding and enforceable in accordance with their respective terms. The Company has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument and the Company does not have any present expectation or intention of not fully performing all such obligations. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any contract, agreement or instrument. The Company has no knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment.

                  (g) The special counsel to the Investors has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements that are referred to on the Schedule of Exceptions pursuant to this Section 2.12, together with all amendments, waivers or other changes thereto.

                  2.13 Related-Party Transactions. No employee, officer or director of the Company or any Subsidiary or member of his or her immediate family is indebted to the Company or any Subsidiary, nor is the Company or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation that competes with the Company or any Subsidiary, except that employees, officers or directors of the Company or any Subsidiary and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company or any Subsidiary is directly or indirectly interested in any material contract with the Company or any Subsidiary.

                  2.14 Financial Statements. The Company has delivered to each Investor its unaudited financial statements (balance sheet and statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1998 and for the fiscal year then ended, and its unaudited financial statements (balance sheet and statement of operations) as, at and for the three (3) month period ended March 31, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company and any Subsidiaries as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, neither the Company nor any Subsidiary has any material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company or any Subsidiary. Except as disclosed in the Financial Statements, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                  2.15 Changes. Since December 31, 1998 there has not been:

                  (a) any change in the assets, liabilities, financial condition or operating results of the Company or any Subsidiary from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company or any Subsidiary;

                  (c) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company or any Subsidiary;

                  (e) any material change or amendment to a material contract or arrangement by which the Company or any Subsidiary or any of its assets or properties is bound or subject;

                  (f) any material change in any compensation arrangement or agreement with any employee; or

                  (g) any agreement or commitment by the Company or any Subsidiary to do any of the things described in this Section 2.15.

                  2.16 Tax Returns. The Company and each Subsidiary have timely filed all tax returns (federal, state and local) required to be filed by it and all Taxes (as defined below), assessments or other governmental charges imposed upon the Company or any Subsidiary, or upon any of the assets, income or franchises of the Company or any Subsidiary, have been timely paid or, if not yet payable, are adequately accrued on the Company's books and records. Neither the Company nor any Subsidiary has been advised that any of its returns have been or are being audited. "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or addition to Tax or additional amounts with respect to the foregoing.

                  2.17 Permits. The Company and each Subsidiary has all franchises, permits, licenses, certifications, authorizations and any similar authority (including, without limitation, all authorizations from the FCC) necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company or any Subsidiary (other than additional authorizations described in the order granting the Company's FCC authorizations and that are the subject of pending rule-making proceedings affecting the satellite industry in general). Neither the Company nor any Subsidiary is in default in any material respect under any of such franchises, permits, licenses, certifications, authorizations or other similar authority. The Company and each Subsidiary has timely filed all reports, tariffs and other documents required to be filed with the FCC as a condition of the Company's authorization to construct, launch and operate geostationary Ka-band satellites, and the FCC has not established for the Company or any Subsidiary an implementation milestone schedule concerning the construction, launch or operation of the Company's proposed satellites or other condition or requirement of such authorization. There is no FCC rule or contractual provision by which the Company is bound, compliance with which is required as of the date hereof, that materially jeopardizes the Company's planned launch for the Company's proposed satellites.

                  2.18 Environmental and Safety Laws. To its knowledge, neither the Company nor any Subsidiary is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  2.19 Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series A Preferred Stock and Series B Preferred Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                  2.20 Modification of FCC Authorization. No modification or amendment of, or other change in, the Company's FCC authorization is necessary for the Company to provide the communications services set forth in the Business Plan (defined in Section 2.21). The absence of any modification or amendment of, or other change in, the Company's FCC authorization will not result in or require a material adverse change in the business or operations of the Company.

                  2.21 Business Plan. The Business Plan dated April 1999, previously delivered to each Investor (the "Business Plan") has been prepared in good faith by the Company and, taken as a whole, does not, to the Company's knowledge, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Business Plan, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections.

                  2.22 Registration Rights. Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  2.23 Corporate Documents; Minute Books. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the forms of which amendments have been approved by the Investors), the Certificate and Bylaws of the Company, and the Articles of Organization and Operating Agreement of each Subsidiary, are in the form previously provided to special counsel for the Investors. The minute books of the Company provided to special counsel to the Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects, and the records of each Subsidiary provided to special counsel for the Investors contain a complete summary of all meetings of any managers and members since the time of organization and reflect all transactions referred to in such records accurately in all material respects.

                  2.24 Title to Property and Assets. The property and assets of the Company and each Subsidiary are owned by the Company or the Subsidiary, as the case may be, free and clear of all mortgages, liens, loans and encumbrances, except (i) as reflected in the Financial Statements, (ii) for statutory liens for the payment of current taxes that are not yet delinquent, (iii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's or any Subsidiary's ownership or use of such property or assets and (iv) that the authorizations granted by the FCC to the Company to construct, launch and operate Ka-band geostationary satellites at 109.2 W.L. and 73 W.L. do not confer upon the Company any property rights in such orbital locations or spectrum frequencies but do grant the Company authority to use such orbital locations to the full extent granted by the authorizations. With respect to the property and assets it leases, the Company and each Subsidiary is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iii).

                  2.25 Insurance. The Company has fire and casualty insurance policies with such coverages in amounts (subject to reasonable deductibles) customary for companies similarly situated.

                  2.26 Employee Benefit Plans. Neither the Company nor any Subsidiary has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  2.27 Labor Agreements and Actions. Neither the Company nor any Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company or any Subsidiary, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company or any Subsidiary is terminable at the will of the Company or the Subsidiary, as the case may be. Neither the Company nor any Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To its knowledge, the Company and each Subsidiary has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

                  2.28 Net Operating Loss Carryforward. The information contained in the Schedule of Exceptions or otherwise provided to counsel for the Investors regarding the application of Section 382 of the Code to the Company's federal net operating loss carryforward is true and correct to the Company's knowledge.

                  2.29 Qualified Small Business Stock. As of the Closing, the Series A Preferred Stock will meet each of the requirements for qualification as "qualified small business stock" within the meaning of Section 1202 of the Code.

                  2.30 Year 2000 Compliance. To its knowledge, all of the Company's and any Subsidiary's internal computer systems are Year 2000 Compliant, except that neither the Company nor any Subsidiary makes such representation with respect to off-the-shelf software that is used in the Company's or any Subsidiary's internal computer systems the failure or malfunctioning of which would not have a material adverse effect on the Company or any Subsidiary. To its knowledge, neither the Company nor any Subsidiary is relying on the products or services of any third party whose systems are not Year 2000 Compliant where the failure to so comply would reasonably be expected to have a material adverse effect on the Company or any Subsidiary. Except as set forth in the Schedule of Exceptions, neither the Company nor any Subsidiary has made any other representations or warranties that any product or service sold, licensed, rendered or otherwise provided by the Company or any Subsidiary is Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" shall mean that such products and data and information systems and any such data, information or other files or software it uses, individually and in combination, completely and accurately record, store, process, calculate and present data involving dates before, on or after January 1, 2000; specifically:
(i) no value for a current date will cause any interruption in operation; (ii) date-based functionality will behave consistently when dealing with dates before, on or after January 1, 2000; (iii) no abnormal endings or incorrect results will be produced when working with dates before, on or after January 1, 2000; (iv) in all interfaces and data storage, the century will be specified explicitly and will be unambiguously derived; and (v) year 2000 will be recognized as a leap year.

                  2.31 Eligibility to Hold Preferred Stock. The Company is not aware of any fact which, upon consummation of the transactions contemplated hereby, would: (a) make any of its current stockholders ineligible or unqualified to hold shares of the Company's Series A Preferred Stock under any material statute, law, rule, regulation, instrument, order, judgment, writ, decree or contract, including but not limited to the Communications Act of 1934, as amended, and the rules and regulations of the FCC (other than the FCC Approval required in connection with the Second Closing, as contemplated by
Section 1.2(b)); or (b) render the Company ineligible or unqualified to hold the authorizations granted to it by the FCC or, in the Company's reasonable judgment, jeopardize the Company's ability to hold such authorizations as a result of foreign ownership, criminal convictions or other ground for forfeiture, cancellation or revocation under the rules and regulations of the FCC or the imposition of a monetary forfeiture.

                  3. Representations and Warranties of the Investors. Each Investor hereby represents, warrants and covenants that:

                  3.1 Authorization. Such Investor has full power and authority to enter into this Agreement, the Investor Rights Agreement, the Voting Agreement and the Right of First Offer Agreement and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock and Series B Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock and Series B Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and Series B Preferred Stock and the business, properties, prospects and financial condition of the Company. Except to the extent that an Investor has actual knowledge that any representations or warranties of the Company are untrue, the foregoing does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

                  3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock and Series B Preferred Stock. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock and Series B Preferred Stock.

                  3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

                  3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Series A Preferred Stock and Series B Preferred Stock (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Act, the Series A Preferred Stock and Series B Preferred Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation, the fact that the Investors may not be able to sell the Series A Preferred Stock and Series B Preferred Stock (or the Common Stock issued on conversion thereof) pursuant to Rule 144 unless current information about the Company is available to the public. Such information is not now available and the Company has no present plans to make such information available.


                  3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investor Rights Agreement, and:

                  (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

                  (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

                  3.8 Legends. It is understood that the certificates evidencing the Securities may bear the following legend:

                  "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  3.9 Tax Advisors. Such Investor has reviewed with such Investor's own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                  3.10 Eligibility to Hold Preferred Stock. Each Investor is not aware of any fact which, upon consummation of the transactions contemplated hereby, would: (a) make such Investor ineligible or unqualified to hold the Series A Preferred Stock and/or Series B Preferred Stock under any material statute, law, rule, regulation, instrument, order, judgment, writ, decree or contract, including but not limited to the Communications Act of 1934, as amended, and the rules and regulations of the FCC (other than the FCC Approval required in connection with the Second Closing, as contemplated by Section 1.2(b)); or (b) render the Company ineligible or unqualified to hold the authorizations granted to it by the FCC or, in the Investors' reasonable judgment, jeopardize the Company's ability to hold such authorizations as a result of foreign ownership, criminal convictions or other ground for forfeiture, cancellation, revocation under the rules and regulations of the FCC or the imposition of a monetary forfeiture, provided that no Investor is required by this Section to make any representations as to the citizenship, character or proportionate stock ownership of any other Investor.

                  4. California Commissioner of Corporations.

                  4.1 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  5. Conditions of Investor's Obligations at Closings.

                  5.1 First Closing Conditions.

                  The obligations of each Investor under subsection 1.1(a) of this Agreement are subject to the fulfillment on or before the First Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing.

                  (c) Compliance Certificate. The President of the Company shall deliver to each Investor at the First Closing a certificate stating that the conditions specified in Sections 5.1(a) and 5.1(b) have been fulfilled.

                  (d) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the First Closing.

                  (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the First Closing, and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                  (f) Proprietary Information. Each employee of and consultant (excluding outside counsel and auditors) to the Company shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to special counsel for the Investors.

                  (g) Bylaws. The Bylaws of the Company shall provide that the Board of Directors of the Company shall consist of five (5) persons, which number shall not be changed by an Amendment to the Certificate or the Bylaws without the consent of sixty-three percent (63%) of the Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

                  (h) Board of Directors. The Company shall have taken all necessary corporate action such that immediately following the Closing, the directors of the Company shall be Thomas Moore, Peter Segaloff, David Drucker, Russell Siegelman and Peter Boylan (collectively, the "Directors").

                  (i) Opinion of Company Counsel. Each Investor shall have received from Brownstein Hyatt & Farber, P.C., counsel for the Company, an opinion, dated as of the First Closing, in the form attached as Exhibit D, from Rini, Coran & Lancellotta, P.C., counsel for the Company, an opinion dated as of the First Closing, in the form attached as Exhibit E and from Harris, Wiltshire & Grannis LLP, counsel for the Company, an opinion dated as of the First Closing, in the form attached as Exhibit F.

                  (j) Investor Rights Agreement. The Company, DirectCom, Televerde and TRW, Inc. shall have executed and delivered the Investor Rights Agreement in substantially the form attached as Exhibit B.

                  (k) Voting Agreement. The Company, Televerde and DirectCom shall have executed and delivered the Voting Agreement in substantially the form attached as Exhibit G.

                  (l) Right of First Offer Agreement. The Company, Televerde and DirectCom shall have executed and delivered the Right of First Offer Agreement in substantially the form attached as Exhibit H.

                  (m) Televerde Voting Trust Agreement. The Company and Televerde shall have executed and delivered the Televerde Voting Trust Agreement in substantially the form attached as Exhibit I.

                  (n) Pay-Off of DirectCom Loans. The Investors shall have received, in form and substance satisfactory to the Investors and special counsel for the Investors, evidence of payment in full of all outstanding indebtedness owed to DirectCom by the Company, Televerde and any affiliates of Televerde (other than David Drucker and @Contact, LLC) and the release of all security interests arising under that certain Security Agreement dated August 21, 1998 among the Company, DirectCom, Televerde and certain other parties (other than security interests with respect to David Drucker and @Contact, LLC pursuant to that certain First Amendment to Security Agreement dated as of the date hereof).

                  (o) Televerde Stock Purchase. Televerde, David Drucker and Walter Segaloff shall have executed and delivered that certain Stock Purchase Agreement among Televerde, David Drucker, Walter Segaloff and the investors listed on Schedule A thereto, in substantially the form attached as Exhibit J.

                  (p) Indemnification Agreements. The Company and each of the Directors shall have executed and delivered Indemnification Agreements, in substantially the form attached as Exhibit K.

                  (q) Ladybug Buy-Out. The Company shall have purchased all of the issued and outstanding capital stock of Ladybug Mountain PCS Corp., a Colorado corporation ("Ladybug").

                  5.2 Second Closing Conditions. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Second Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in Sections 2.1, 2.4, 2.5, 2.6, 2.7, 2.11,
2.17 and 2.20 shall be true in all material respects on and as of the Second Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions in all material respects contained in this Agreement that are required to be performed or complied with by it on or before the Second Closing.

                  (c) Compliance Certificate. The President of the Company shall deliver to each Investor at the Second Closing a certificate stating that the conditions specified in Sections 5.2(a) and 5.2(b) have been fulfilled.

                  (d) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Second Closing.

                  (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Second Closing, and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                  (f) Opinion of Company Counsel. Each Investor shall have received from Brownstein, Hyatt & Farber, P.C., counsel for the Company, an opinion, dated as of the Second Closing, in the form attached as Exhibit L, and from Rini, Coran & Lancellotta, P.C., counsel for the Company, an opinion dated as of the Second Closing, in the form attached as Exhibit M.

                  (g) FCC Approval. Each Investor shall have received evidence of the Company's receipt of the FCC Approval (in form and substance reasonably acceptable to the Investors and special counsel for the Investors).

                  (h) Kleiner Voting Trust. The Company and Thomas E. Moore shall have executed and delivered that certain Voting Trust Agreement in substantially the form attached as Exhibit N (the "Kleiner Voting Trust").

                  6. Conditions of the Company's Obligations at Closings. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before each of the First Closing and the Second Closing, as the case may be, of each of the following conditions by that Investor:

                  6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true in all material respects on and as of each of the First Closing and the Second Closing, as the case may be, with the same effect as though such representations and warranties had been made on and as of such Closing.

                  6.2 Payment of Purchase Price. The Investors shall have delivered the aggregate purchase price specified in Schedule A hereto with respect to the applicable Closing.

                  6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of each of the First Closing and the Second Closing, as the case may be.

                  6.4 Investor Rights Agreement. Each Investor shall have executed and delivered the Investor Rights Agreement in substantially the form attached as Exhibit B.

                  6.5 Voting Agreement. Kleiner shall have executed and delivered the Voting Agreement in substantially the form attached as Exhibit G.

                  6.6 Right of First Offer Agreement. Kleiner shall have executed and delivered the Right of First Offer Agreement in substantially the form attached as Exhibit H.

                  6.7 Televerde Voting Trust Agreement. Kleiner shall have executed and delivered the Televerde Voting Trust Agreement in substantially the form attached as Exhibit I.

                  6.8 Kleiner Voting Trust. Kleiner shall have executed and delivered the Kleiner Voting Trust in substantially the form attached as Exhibit N.

                  7. Indemnification. The Company shall indemnify, defend and hold harmless Kleiner and its affiliates, and each of their officers, directors, partners, employees, agents, successors and assigns from and against any and all costs, losses, liabilities (whether known or unknown, whether asserted, or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the "Damages"), incurred in connection with, arising out of, resulting from or incident to any claim or action asserted by Ladybug Mountain PCS Corp. ("Ladybug"), or by any present or former shareholder or creditor of Ladybug, against the Company and/or Kleiner. In addition, if the Company shall make any payment or advance any consideration to a third party that is in any way attributable to any liabilities, debts, losses or obligations of Ladybug, then the Company shall simultaneously pay to Kleiner an amount equal to the product of the value of the payment or consideration advanced to the third party multiplied by a fraction, the numerator of which is the number of Company shares owned by Kleiner and its affiliates on such date (including all shares of Common Stock issued or issuable upon the exercise of any outstanding warrants or options or other securities convertible into Common Stock), and the denominator of which is the issued and outstanding shares of the Company's capital stock on such date (including all shares of Common Stock issued or issuable upon the exercise of any outstanding warrants or options or other securities convertible into Common Stock).

                  8. Miscellaneous.

                  8.1 Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each of the First Closing and the Second Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                  8.2 Successors and Assigns. Except as expressly set forth herein, no party hereto shall assign any of its rights or obligations hereunder without the prior written consent of each other party hereto, which consent shall not be unreasonably withheld, conditioned or delayed. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado.

                  8.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

                  8.6 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  8.7 Expenses. Irrespective of whether either the First Closing or the Second Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the First Closing is effected, the Company shall, at the First Closing, reimburse the reasonable fees and out of pocket expenses of special counsel for all Investors, which in the aggregate shall not exceed $32,500. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investor Rights Agreement, the Voting Agreement, the Televerde Voting Trust Agreement, the Right of First Offer Agreement or the Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least two-thirds of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock sold to the Investors pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

                  8.9 Effect of Amendment or Waiver. Each Investor acknowledges that by the operation of Section 8.8 hereof the holders of two-thirds of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock sold to the Investors pursuant to this Agreement will have the power to diminish or eliminate all rights of such Investor under this Agreement.

                  8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  8.11 Aggregation of Stock. All shares of the Series A Preferred Stock, Series B Preferred Stock or Common Stock, issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  8.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                  8.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.14 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           KASTAR SATELLITE COMMUNICATIONS CORP.

                                           By:  /s/ David M. Brown
                                                --------------------------------

                                           Its: Vice President
                                                --------------------------------

                               Address: 9137 East Mineral Circle, Suite 140 Englewood, CO 80112


                                           INVESTORS:

                                           KPCB Holdings, Inc., as nominee

                                           By:  /s/ RUSSELL SIEGELMAN
                                                --------------------------------

                                           Its: Senior Vice President

                               Address:    2750 Sand Hill Road
                                           Menlo Park, CA  94025


                                           Brobeck, Phleger & Harrison LLP

                                           By:  /s/ John A. Denniston
                                                --------------------------------

                                           Its: Partner
                                                --------------------------------

                               Address:    550 West "C" Street, Suite 1300
                                           San Diego, CA 92101



      [SIGNATURE PAGE TO SERIES A AND B PREFERRED STOCK PURCHASE AGREEMENT]

                                           UMB Bank, Trustee of the Brobeck,
                                           Phleger & Harrison LLP Retirement
                                           Savings Plan FBO John A. Denniston

                                           By:  /s/ Dale E. McAllister
                                                --------------------------------

                                           Its: Assistant Vice President
                                                --------------------------------

                               Address: 1010 Grand Avenue, P.O. Box 417692 Kansas City, MO 64141-0692


                                           /s/ John A. Denniston
                                           -------------------------------------
                                           John A. Denniston

                               Address:    550 West "C" Street, Suite 1300
                                           San Diego, CA  92101



      [SIGNATURE PAGE TO SERIES A AND B PREFERRED STOCK PURCHASE AGREEMENT]

                                   SCHEDULE A

                              Schedule of Investors


                                           NUMBER OF SHARES      AGGREGATE PURCHASE PRICE
                                           ----------------      ------------------------
FIRST CLOSING

KPCB Holdings, Inc.                            6,671,250                $6,671,250*
                                            Series A Shares

Brobeck, Phleger & Harrison LLP                 75,000                    $75,000
                                            Series A Shares

John A. Denniston                               100,000                  $100,000
                                            Series A Shares

UMB Bank, Trustee of the Brobeck,               75,000                    $75,000
Phleger & Harrison LLP Retirement           Series A Shares
Savings Plan FBO John A. Denniston

SECOND CLOSING

KPCB Holdings, Inc.                             835,625                $1,749,798.75
                                            Series B Shares

*$1,671,250 of the purchase price to be paid by KPCB Holdings, Inc. to the Company will be paid directly to Televerde Communications L.P. ("Televerde") in satisfaction of amounts owed to Televerde by the Company in connection with the purchase of the outstanding shares of Ladybug Mountain PCS Corp.